Exhibit 99.1

400 Centre Street Newton, Massachusetts 02458
617-796-8387
www.alerislife.com

FOR IMMEDIATE RELEASE

AlerisLife Inc. Announces Second Quarter 2022 Results

Occupancy Growth of 110 Basis Points Over Prior Sequential Quarter

Net Loss Reduction of 10% Over Prior Sequential Quarter

Adjusted EBITDA Improvement of $4.1 Million Over Prior Sequential Quarter

Restructuring Plan is Underway to Improve Operating Results

Newton, MA (August 3, 2022): AlerisLife Inc. (Nasdaq: ALR) today announced its financial results for the three months ended June 30, 2022.

“Our second quarter results reflect progress in critical performance areas,” said Jeff Leer, President, Chief Executive Officer and Chief Financial Officer. “Occupancy increased in both the owned and managed senior living communities as we focus on and implement cost reductions. Our second quarter results significantly reduce operating losses on a sequential and year over year basis. During the coming months, we hope to build on this quarter's progress to eventually generate meaningful operating income. To this end, earlier today we began executing on a restructuring plan which includes reducing operating expenses by eliminating certain corporate overhead positions. We plan to complete this restructuring plan by mid-2023. We also ended the quarter with sufficient liquidity to execute on our restructuring plan, with $83.5 million of cash and no debt maturities until 2025."

Second Quarter Summary of Financial Results:

•Quarter-end occupancy in our owned senior living communities grew 340 basis points, or bps, relative to the end of the first quarter.

•Quarter-end occupancy in the managed portfolio increased 80 bps relative to the end of the first quarter.

•Net loss for the second quarter of 2022 was $8.8 million, or $0.28 per diluted share, compared to a net loss of $9.7 million, or $0.31 per diluted share, for the first quarter of 2022, and a net loss of $12.3 million, or $0.39 per diluted share, for the second quarter of 2021, which included $15.4 million of restructuring expenses, partially offset by $11.5 million which was reimbursed by Diversified Healthcare Trust, or DHC.

•Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the second quarter of 2022 was $(4.4) million compared to $(5.5) million for the first quarter of 2022 and $(8.8) million for the second quarter of 2021. Adjusted EBITDA, as described further below, was $(1.3) million for the second quarter of 2022 compared to $(5.3) million for the first quarter of 2022 and $(4.5) million for the second quarter of 2021. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliations of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the second quarter of 2022 and 2021 are presented later in this press release. The reconciliation of net loss to EBITDA and Adjusted EBITDA for the first quarter of 2022 is presented in the Form 8-K that we filed on May 3, 2022.

•RevPAR (resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period) for the comparable managed communities for the second quarter of 2022 was $3,077 compared to $3,027 for the first quarter of 2022 and $2,961 for the second quarter of 2021, an increase of 1.7% and 3.9%, respectively.

•RevPAR for the comparable owned communities for the second quarter of 2022 was $2,560 compared to $2,443 for the first quarter of 2022 and $2,357 for the second quarter of 2021, an increase of 4.8% and 8.6%, respectively.

Substantially all of ALR's business is conducted by its two segments: (i) its residential segment through its Five Star Senior Living, or Five Star, brand and (ii) its lifestyle services segment primarily through its brands Ageility Physical Therapy Solutions and Ageility Fitness, or collectively Ageility, and Windsong Home Health. The following tables present data on the owned and leased and managed senior living communities that ALR operates through its Five Star brand, including comparable community data, as well as data on the rehabilitation locations that ALR operates through its Ageility brand, including comparable outpatient location data.

Summary of Operational Results

	As of and for the Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Residential Segment:
Five Star:
Number of living units (end of period)
Independent living	10,460	10,423	10,979
Assisted living	7,696	7,715	12,023
Memory care	1,817	1,861	3,247
Skilled nursing	—	—	1,484
Total living units	19,973	19,999	27,733

RevPAR
Owned and Leased (1)	$2,560	$2,443	$2,425
Managed	$3,077	$3,027	$3,086
Quarter End Occupancy
Owned and Leased (1)	75.5%	72.1%	69.7%
Managed	75.4%	74.6%	71.3%

Comparable Communities (2):
RevPAR
Owned	$2,560	$2,443	$2,357
Managed	$3,077	$3,027	$2,961
Quarter End Occupancy
Owned	75.5%	72.1%	70.1%
Managed	75.4%	74.6%	73.3%
Operating Margin (3):
Owned	(20.1)%	(24.2)%	(16.0)%
Managed	8.4%	6.4%	10.1%

	As of and for the Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Lifestyle Services Segment:
Ageility:
Number of Clinics and Locations
Inpatient clinics	10	10	10
Outpatient locations (4)	202	201	218
Number of Visits (in thousands)
Inpatient clinics (5)	23	22	36
Outpatient locations	153	144	156

Comparable Outpatient Locations (6):
Caseload as a % of occupancy (7)	24.8%	24.3%	28.2%
Operating margin (3)	(0.4)%	3.0%	12.5%
___________________________
(1)    The three months ended June 30, 2021 includes four leased communities with approximately 200 living units previously leased from HealthPeak Properties, Inc., or HealthPeak. The lease with HealthPeak was terminated on September 30, 2021.
(2)    Comparable communities includes financial data for 20 owned senior living communities and 120 managed senior living communities that ALR continuously owned or managed and operated through its Five Star brand since April 1, 2021, exclusive of 1,532 skilled nursing facility, or SNF, living units that have been closed in 27 Continuing Care Retirement Communities, or CCRCs.
(3)    Operating margin is defined as operating revenue less operating expenses divided by operating revenue in each case for the business segment. For the Residential segment, it is inclusive of 1,532 SNF living units, which have been closed in 27 former CCRCs (of which 1,473 living units were closed during the three months ended June 30, 2021). It is exclusive of Provider Relief Funds from the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and other government grants recognized as other operating income. In addition, it excludes restructuring expenses for the three months ended June 30, 2021 of $10.2 million for the comparable managed communities.
(4)    During the three months ended June 30, 2022, ALR opened four locations and closed three locations.
(5)    During the three months ended June 30, 2021, ALR closed 27 inpatient rehabilitation clinics.
(6)    Comparable outpatient locations includes financial data for 187 outpatient rehabilitation locations that ALR continuously operated since April 1, 2021.
(7)    Represents the average number of Ageility customers divided by average total occupancy at each of the senior living communities where we operate Ageility rehabilitation locations. Occupancy is defined as the average total number of residents residing at the senior living communities.

Operational Review

During the quarter ended June 30, 2022, ALR engaged the healthcare consulting arm of Alvarez & Marsal, or A&M, to provide a comprehensive operational review of ALR's business and make recommendations to our Board of Directors. The recommendations made by A&M include general and administrative cost reductions, a corporate reorganization that is designed to enhance accountability and certain operational changes to support team members to ensure the delivery of high-quality experiences to residents and customers and to increase occupancy at ALR's senior living communities, as further described below:

•Reduce costs annually by a target of approximately $14.0 million, net of investments to be made of approximately $4.0 million as described below, by:

◦Streamlining redundant business processes and reducing investments in non-core functions,
◦rationalizing information technology systems to those that directly support core business functions, and ensuring their optimal utilization, and
◦continually assessing general and administrative expenses to identify cost savings opportunities.
•Invest approximately $4.0 million to refocus on ALR's core business and invest strategically in projects, processes and systems that will enhance our ability to successfully operate our residential and lifestyle services businesses, including:

◦Re-defining executive leadership team, inclusive of hiring a Chief Operating Officer to oversee field and national operations and a Chief Financial Officer,

◦investing in a scalable and agile national operations infrastructure to drive operational excellence and results, and
◦establishing a centralized sales function with reinstituted regional sales support to focus on both sales and marketing efforts.
Based on A&M's operational review, on August 3, 2022, ALR is executing a restructuring plan in which it intends to eliminate certain positions in its corporate team. ALR expects to complete this restructuring by the middle of 2023. In connection with implementing this restructuring plan, ALR expects to incur non-recurring cash expenses of up to $6.1 million. These expenses are expected to include up to $0.2 million of retention payments, up to $2.6 million of severance, benefits and transition expenses and up to $3.3 million of restructuring expenses. ALR recognized costs of $0.7 million related to the A&M operational review for the three months ended June 30, 2022, which are recorded in general and administrative expenses in our condensed consolidated statements of operations.
Summary of Senior Living Communities and Outpatient Rehabilitation Locations

Presented below is a summary of the communities, units, average occupancy, quarter end occupancy, revenues and residential management fees for the Five Star senior living communities ALR manages for DHC, as of and for the three months ended June 30, 2022 (dollars in thousands):

	Total
	Communities	Units	Average Occupancy	Quarter End Occupancy	Community Revenues (1)	Management Fees
Independent and assisted living communities	120	17,886	74.1%	75.4%	$165,179	$8,971
_______________________________________
(1)    Managed senior living communities' revenues do not represent ALR's revenues, and are included to provide supplemental information regarding the operating results of the Five Star senior living communities from which ALR earns residential management fees.

Presented below is a summary of the Ageility outpatient rehabilitation locations ALR operated as of and for the three months ended June 30, 2022 (dollars in thousands):

	As of and for the Three Months Ended June 30, 2022
	Number of Locations	Total Revenue (1)(2)	Caseload as a % of occupancy (3)	EBITDA Margin (4)
Outpatient Locations in DHC Owned Communities Managed by Five Star	93	$7,572	25.6%	—%
Outpatient Locations at ALR Owned Communities	15	783	27.3%	(2.0)%
Outpatient Locations at Other Communities (5)	94	4,339	23.0%	(2.2)%
Total Outpatient Locations	202	$12,694	24.5%	(0.9)%
_______________________________________
(1)    Excludes revenue of $1,736 earned during the three months ended June 30, 2022 for ten Ageility inpatient rehabilitation clinics.
(2)    Total Ageility revenue includes fitness revenue. Total Ageility revenue excludes home health care services, which is part of the lifestyle services segment.
(3)    Represents the average number of Ageility customers divided by average total occupancy at each of the senior living communities where we operate Ageility rehabilitation locations. Occupancy is defined as the average total number of residents residing at the senior living communities.
(4)    EBITDA Margin is a non-GAAP financial measure and represents rehabilitation locations that are in service as of June 30, 2022. A reconciliation of EBITDA Margin is presented later in this press release.
(5)    Other communities includes outpatient rehabilitation locations at senior living communities not owned or managed by ALR.

Conference Call Information:

At 1:00 p.m. Eastern Time on August 4, 2022, ALR's President, Chief Executive Officer, Chief Financial Officer and Treasurer, Jeffrey Leer, will host a conference call to discuss ALR's second quarter 2022 financial results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on August 11, 2022. To hear the replay, dial (412) 317-0088. The replay pass code is 5024418.

A live audio webcast of the conference call will also be available in a listen-only mode on ALR’s website, www.alerislife.com. Participants wanting to access the webcast should visit ALR’s website about five minutes before the call. The archived webcast will be available for replay on ALR’s website following the call for about a week. The transcription, recording and retransmission in any way of ALR's second quarter ended June 30, 2022 financial results conference call are strictly prohibited without the prior written consent of ALR. ALR’s website is not incorporated as part of this press release.

About AlerisLife:

AlerisLife enriches and inspires the lives of its older adult customers across the United States by delivering an exceptional and enhanced resident experience to senior living and active adult residents, while also offering lifestyle services to the younger choice-based consumer. The Company is headquartered in Newton, Massachusetts. For more information, visit www.alerislife.com.

AlerisLife Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUES
Lifestyle services	$14,645	$17,453	$28,784	$37,006
Residential	16,094	16,378	31,480	33,435
Residential management fees	8,971	12,927	17,903	26,777
Total management and operating revenues	39,710	46,758	78,167	97,218
Reimbursed community-level costs incurred on behalf of managed communities	127,648	195,271	258,584	408,431
Other reimbursed expenses	3,765	16,592	7,515	22,072
Total revenues	171,123	258,621	344,266	527,721

Other operating income	—	2	42	7,795

OPERATING EXPENSES
Lifestyle services expenses	14,329	15,668	27,550	31,878
Residential wages and benefits	9,159	9,896	17,786	21,909
Other residential operating expenses	4,973	8,968	12,322	15,234
Community-level costs incurred on behalf of managed communities	127,648	195,271	258,584	408,431
General and administrative	17,844	22,748	36,190	45,139
Restructuring expenses	528	15,389	374	15,639
Depreciation and amortization	3,284	2,989	6,447	5,929
Total operating expenses	177,765	270,929	359,253	544,159

Operating loss	(6,642)	(12,306)	(14,945)	(8,643)

Interest, dividend and other income	129	76	209	160
Interest and other expense	(1,251)	(409)	(2,283)	(872)
Unrealized (loss) gain on equity investments	(1,050)	398	(1,682)	533
Realized gain (loss) on sale of debt and equity investments	—	97	(45)	193
Gain on termination of lease	—	—	279	—
Loss before income taxes	(8,814)	(12,144)	(18,467)	(8,629)
Benefit (provision) for income taxes	9	(158)	(68)	(358)
Net loss	$(8,805)	$(12,302)	$(18,535)	$(8,987)

Weighted average shares outstanding—basic and diluted	31,810	31,552	31,799	31,541

Net loss per share—basic and diluted	$(0.28)	$(0.39)	$(0.58)	$(0.28)

AlerisLife Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. ALR believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures because they may help investors better understand changes in ALR’s operating results and its ability to meet financial obligations or service debt, make capital expenditures and expand its business. These non-GAAP financial measures may also help investors make comparisons between ALR and other companies on both a GAAP and non-GAAP basis. ALR believes that EBITDA, Adjusted EBITDA, EBITDA Margin and Net Income (Loss) Margin are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare ALR's performance between periods and to the performance of other companies. ALR management uses EBITDA, Adjusted EBITDA, EBITDA Margin and Net Income (Loss) Margin to evaluate ALR’s financial performance and compare ALR’s performance over time and to the performance of other companies. ALR calculates EBITDA, Adjusted EBITDA, EBITDA Margin and Net Income (Loss) Margin as shown below or later in this press release. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of ALR’s operating performance or as measures of ALR’s liquidity. Also, EBITDA, Adjusted EBITDA, EBITDA Margin and Net Income (Loss) Margin as presented may not be comparable to similarly titled amounts calculated by other companies.

ALR believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to ALR’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income (loss) for the three and six months ended June 30, 2022 and 2021.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(8,805)	$(12,302)	$(18,535)	$(8,987)
Add (less):
Interest and other expense	1,251	409	2,283	872
Interest, dividend and other income	(129)	(76)	(209)	(160)
(Benefit) provision for income taxes	(9)	158	68	358
Depreciation and amortization	3,284	2,989	6,447	5,929
EBITDA	(4,408)	(8,822)	(9,946)	(1,988)
Add (less):
Separation costs (1)	1,319	—	1,319	—
Unrealized loss (gain) on equity investments	1,050	(398)	1,682	(533)
Gain on termination of leases	—	—	(279)	—
Transaction costs (2)	704	—	704	—
Net restructuring expenses (3)	54	3,858	(100)	4,108
Long-lived asset impairment (4)	—	890	—	890
Adjusted EBITDA	$(1,281)	$(4,472)	$(6,620)	$2,477
_______________________________________
(1)    Costs incurred for the three and six months ended June 30, 2022 represent those related to the separation of our former President and Chief Executive Officer during the second quarter of 2022.
(2)    The three and six months ended June 30, 2022 includes costs incurred related to the comprehensive operational review by A&M and are included in general and administrative expenses in the condensed consolidated statements of operations.
(3)    The three and six months ended June 30, 2022 and 2021 includes costs incurred related to the repositioning of ALR's residential service offerings and are included in restructuring expenses in the condensed consolidated statements of operations, which are reported net of reimbursed expenses of $474 and $11,531 received from DHC, respectively.
(4)    Represents asset impairments related to one previously leased community that had a fire on April 4, 2021.

AlerisLife Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

ALR believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to ALR’s presentation of EBITDA, Net Loss Margin and EBITDA Margin. The following table presents the reconciliation of these non-GAAP financial measures to net income (loss) for the three months ended June 30, 2022 for Ageility.

Three Months Ended June 30, 2022
Lifestyle services:
Revenue	$14,645
Less: Home health services	215
Less: Inpatient rehabilitation clinics (1)	1,736
Total Ageility revenue (2)	$12,694

Ageility:
Net loss	$(204)
Add: Depreciation	96
EBITDA	$(108)

Net Loss Margin (3)	(1.6)%
EBITDA Margin (4)	(0.9)%
_______________________________________
(1)    Revenue for ten Ageility inpatient rehabilitation clinics that currently remain operated by Ageility.
(2)    Total Ageility revenue includes revenue from outpatient rehabilitation locations and fitness.
(3)    Net Loss Margin is defined by ALR as net loss for the period divided by total revenue for the period.
(4)    EBITDA Margin is defined by ALR as EBITDA for the period divided by total revenue for the period.

AlerisLife Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$83,460	$66,987
Restricted cash and cash equivalents	21,902	24,970
Accounts receivable, net	8,816	9,244
Due from related person	50,368	41,664
Debt and equity investments, of which $7,086 and $7,609 are restricted, respectively	16,381	19,535
Prepaid expenses and other current assets	24,175	24,433
Total current assets	205,102	186,833

Property and equipment, net	160,791	159,843
Operating lease right-of-use assets	6,004	9,197
Finance lease right-of-use assets	3,005	3,467
Restricted cash and cash equivalents	974	982
Restricted debt and equity investments	3,198	3,873
Other long-term assets	10,932	12,082
Total assets	$390,006	$376,277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,969	$37,516
Accrued expenses and other current liabilities	38,297	31,488
Accrued compensation and benefits	33,080	34,295
Accrued self-insurance obligations	29,772	31,739
Operating lease liabilities	419	699
Finance lease liabilities	1,182	872
Due to related persons	3,206	3,879
Current portion of debt	429	419
Total current liabilities	121,354	140,907

Long-term liabilities:
Accrued self-insurance obligations	29,662	34,744
Operating lease liabilities	6,083	9,366
Finance lease liabilities	2,588	3,050
Long-term debt	67,072	6,364
Other long-term liabilities	236	256
Total long-term liabilities	105,641	53,780

Commitments and contingencies

Shareholders’ equity:
Common stock, par value $0.01: 75,000,000 shares authorized, 32,638,395 and 32,662,649 shares issued and outstanding, respectively	326	327
Additional paid-in-capital	462,038	461,298
Accumulated deficit	(299,599)	(281,064)
Accumulated other comprehensive income	246	1,029
Total shareholders’ equity	163,011	181,590
Total liabilities and shareholders' equity	$390,006	$376,277

AlerisLife Inc.
Residential Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

Owned and Leased Senior Living Communities
Revenues	$16,094	$15,386	$14,883	$16,320	$16,378
Other operating income (1)	—	42	—	—	2
Operating expenses	18,861	19,371	18,574	17,895	21,012
Operating loss	(2,767)	(3,943)	(3,691)	(1,575)	(4,632)
Operating margin	(17.2)%	(25.6)%	(24.8)%	(9.7)%	(28.3)%
Number of communities (end of period)	20	20	20	20	24
Number of living units (end of period) (2)	2,087	2,100	2,100	2,099	2,251
Average occupancy	72.5%	71.0%	72.0%	69.9%	68.1%
Quarter end occupancy	75.5%	72.1%	72.7%	72.9%	69.7%
RevPAR (3)	$2,560	$2,443	$2,349	$2,411	$2,425
RevPOR (4)	$3,492	$3,444	$3,192	$3,375	$3,524

Managed Senior Living Communities (5):
Residential management fees	$8,971	$8,932	$9,482	$11,220	$12,927

Community-level revenues	165,179	162,552	161,907	210,160	243,947
Other operating income (1)	75	199	602	786	75
Community-level expenses (6)	151,906	152,892	159,329	203,756	237,461
Community operating income	13,348	9,859	3,180	7,190	6,561
Community operating margin	8.1%	6.1%	2.0%	3.4%	2.7%
Number of communities (end of period)	120	120	121	159	228
Number of living units (end of period) (2)	17,886	17,899	18,005	20,669	25,482
Average occupancy	74.1%	74.1%	73.7%	72.2%	69.5%
Quarter end occupancy	75.4%	74.6%	74.8%	73.8%	71.3%
RevPAR (3)	$3,077	$3,027	$2,919	$3,046	$3,086
RevPOR (4)	$4,109	$4,084	$3,875	$4,129	$4,389
_______________________________________
(1)    Other operating income represents income recognized for funds received under the CARES Act and other government grants.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)    RevPAR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021 exclude income received by senior living communities under the CARES Act and other government grants.
(4)    RevPOR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of occupied units for the period, divided by the number of months in the period. Data for the three months ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021 exclude income received by senior living communities under the CARES Act and other government grants.
(5)    Managed senior living communities, other than ALR's residential management fees, represents financial data of senior living communities managed for DHC and does not represent financial results of ALR. Managed senior living communities' data is included to provide supplemental information regarding the operating results of the senior living communities from which ALR earns residential management fees.
(6)    The three months ended June 30, 2022, December 31, 2021, September 30, 2021 and June 30, 2021 includes restructuring expense of $474, $966, $813 and $11,531, respectively.

AlerisLife Inc.
Comparable Communities Residential Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Owned Senior Living Communities (1):
Number of communities (end of period)	20	20	20	20	20
Number of living units (end of period) (2)	2,087	2,100	2,100	2,099	2,099
Average occupancy	72.5%	71.0%	72.0%	70.4%	68.3%
Quarter end occupancy	75.5%	72.1%	72.7%	72.9%	70.1%
RevPAR (3)	$2,560	$2,443	$2,349	$2,354	$2,357
RevPOR (4)	$3,492	$3,444	$3,192	$3,270	$3,413

Managed Senior Living Communities (1)(5):
Number of communities (end of period)	120	120	120	120	120
Number of living units (end of period) (2)	17,886	17,899	17,899	17,899	17,898
Average occupancy	74.1%	74.1%	74.1%	73.4%	72.9%
Quarter end occupancy	75.4%	74.6%	75.2%	74.6%	73.3%
RevPAR (3)	$3,077	$3,027	$2,900	$2,941	$2,961
RevPOR (4)	$4,109	$4,084	$3,831	$3,922	$4,018
_______________________________________
(1)    Includes data for Five Star senior living communities that ALR has continuously owned or managed since April 1, 2021. The summary of operations for comparable communities excludes 1,532 SNF living units that have been closed in 27 former CCRCs that Five Star presently manages as independent or assisted living communities.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)    RevPAR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021 exclude income received by senior living communities under the CARES Act and other government grants.
(4)    RevPOR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of occupied units for the period, divided by the number of months in the period. Data for the three months ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021 exclude income received by senior living communities under the CARES Act and other government grants.
(5)    Residential segment data for comparable managed senior living communities represents financial data of senior living communities managed for DHC and does not represent financial results of ALR. Managed senior living communities' data is included to provide supplemental information regarding the operating results of the senior living communities from which ALR earns residential management fees.

AlerisLife Inc.
Lifestyle Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Lifestyle Services (1):
Revenues	$14,645	$14,139	$15,626	$15,382	$17,453
Outpatient	11,753	11,165	12,848	12,747	13,688
Fitness	941	881	890	853	827
Other	1,951	2,093	1,888	1,782	2,938
Operating expenses (2)	14,438	13,334	14,045	13,348	17,517
Operating income (loss)	207	805	1,581	2,034	(64)
Operating margin (3)	1.4%	5.7%	10.1%	13.2%	(0.4)%
Number of inpatient clinics (end of period)	10	10	10	10	10
Number of outpatient locations (end of period)	202	201	205	223	218
Number of fitness locations (end of period)	76	73	60	61	43
_______________________________________
(1)    Includes Ageility rehabilitation locations and fitness operations as well as home healthcare operations.
(2)    The three months ended December 31, 2021, September 30, 2021 and June 30, 2021 includes restructuring expenses of $23, $(310) and $1,720, respectively.
(3)    Operating margin is defined as operating revenue less operating expenses divided by operating revenue in each period.

AlerisLife Inc.
Comparable Lifestyle Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Lifestyle Services (1)(2):
Revenues	$12,332	$11,834	$13,154	$13,047	$13,983
Outpatient	11,200	10,812	12,075	11,964	12,892
Fitness	917	852	845	809	783
Other	215	170	234	274	308
Operating expenses	12,346	11,503	11,852	11,709	12,399
Operating (loss) income	(14)	331	1,302	1,338	1,584
Operating margin (3)	(0.1)%	2.8%	9.9%	10.3%	11.3%
Number of outpatient locations (end of period)	187	187	187	187	187
Number of fitness locations (end of period)	71	69	52	58	40
_______________________________________
(1)    Includes Ageility outpatient rehabilitation locations and fitness operations as well as home healthcare operations that ALR has continuously operated since April 1, 2021.
(2)    Excludes ten Ageility inpatient rehabilitation clinics.
(3)    Operating margin is defined as operating revenue less operating expenses divided by operating revenue in each period.

AlerisLife Inc.
Owned Senior Living Communities as of and for the Three Months Ended June 30, 2022
(dollars in thousands)
(unaudited)

No.	Community Name	State	Property Type (1)	Living Units	Residential Revenues (4)	Gross Carrying Value	Net Carrying Value	Date Acquired	Most Recent Renovation
1	Morningside of Decatur (2)	Alabama	AL	49	$386	$7,697	$4,205	11/19/2004	2021
2	Morningside of Auburn (2)	Alabama	AL	42	375	2,424	1,262	11/19/2004	1997
3	The Palms of Fort Myers (2)	Florida	IL	218	1,829	7,358	3,886	4/1/2002	1988
4	Five Star Residences of Banta Pointe (3)	Indiana	AL	121	807	11,070	6,354	9/29/2011	2006
5	Five Star Residences of Fort Wayne (2)	Indiana	AL	154	962	9,295	5,755	9/29/2011	1998
6	Five Star Residences of Clearwater	Indiana	AL	88	343	14,647	9,278	6/1/2011	1999
7	Five Star Residences of Lafayette	Indiana	AL	109	604	11,878	7,532	6/1/2011	2000
8	Five Star Residences of Noblesville (2)	Indiana	AL	151	1,180	13,971	8,697	7/1/2011	2005
9	The Villa at Riverwood (2)	Missouri	IL	112	736	4,993	3,223	4/1/2002	1986
10	Voorhees Senior Living (2)	New Jersey	AL	91	925	20,097	13,552	7/1/2008	1999
11	Washington Township Senior Living	New Jersey	AL	93	853	26,482	17,265	7/1/2008	1998
12	Carriage House Senior Living (2)	North Carolina	AL	98	967	9,981	5,307	12/1/2008	1997
13	Forest Heights Senior Living (2)	North Carolina	AL	111	774	16,267	10,516	12/1/2008	1998
14	Fox Hollow Senior Living (2)	North Carolina	AL	77	1,184	26,065	17,421	7/1/2000	1999
15	Legacy Heights Senior Living (2)	North Carolina	AL	116	741	7,749	3,626	12/1/2008	1997
16	Morningside at Irving Park (2)	North Carolina	AL	91	801	3,829	1,593	11/19/2004	1997
17	The Devon Senior Living	Pennsylvania	AL	84	467	33,188	14,842	7/1/2008	1985
18	The Legacy of Anderson (2)	South Carolina	IL	101	632	11,369	6,622	12/1/2008	2003
19	Morningside of Springfield (2)	Tennessee	AL	54	505	18,934	11,658	11/19/2004	1984
20	Huntington Place	Wisconsin	AL	127	995	2,478	1,512	7/15/2010	1999
	Total			2,087	$16,066	$259,772	$154,106
_______________________________________
(1)    AL is primarily an assisted living community and IL is primarily an independent living community.
(2)    Encumbered property under ALR's $95,000 Loan.
(3)    Encumbered property under ALR's mortgage note having an aggregate principal amount outstanding of $6,769 as of June 30, 2022.
(4)    Excludes funds received under the CARES Act recognized as other operating income.

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever ALR uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, ALR is making forward-looking statements. These forward-looking statements are based upon ALR’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ALR’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ALR's control. For example:

•This press release includes statements regarding the comprehensive operational review performed by Alvarez & Marsal, and the recommendations made to the Board of Directors to incorporate into the restructuring plan, including general and administrative cost reductions and certain operational changes, which ALR has begun to execute on. ALR may not be able to implement the recommendations in a timely manner or at all, the costs to implement those recommendations may be more than it expects, it may not realize the benefits it anticipates from implementing the recommendations, and it may not be able to achieve its objectives from the implementation of the recommendations.

•Mr. Leer refers to progress ALR made in the second quarter of 2022, noting improvements in occupancy in both ALR's owned and managed senior living communities, which was accomplished while ALR continued to focus on cost reductions, and that ALR hopes to build on this progress to eventually generate meaningful operating income. However, this progress may not continue as occupancy could decline, ALR's costs could increase due to a variety of factors, including factors outside its controls such as the COVID-19 pandemic, inflation, labor availability constraints and other possible negative market conditions among others, and ALR may not achieve meaningful operating income.

•Mr. Leer states that ALR has sufficient liquidity to execute on the restructuring plan and no debt maturities until 2025. However, the costs to implement the restructuring plan may be more than it anticipates, or the cost of normal business operations may increase due to factors outside of ALR's control, and the current liquidity may not be sufficient.

The information contained in ALR’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in ALR’s periodic reports, or incorporated therein, identifies other important factors that could cause ALR’s actual results to differ materially from those stated in or implied by ALR’s forward-looking statements. ALR’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, ALR does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8245